Exhibit 3.13

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

AMERICAN MATERIAL TRANSPORT, INC.

We, the undersigned, being all of the directors of AMERICAN MATERIAL TRANSPORT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY.

FIRST: That Article 1 of the Certificate of Incorporation be and it hereby is amended to read as follows:

“The name of corporation is American Materials Transport, Inc.”

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

FOURTH: That, except as otherwise set forth in this Amendment, the terms set forth in the Certificate of Incorporation filed on May 6, 2005 shall remain in full force and effect and are hereby ratified.

IN WITNESS WHEREOF, we have signed this certificate this 16th day of May, 2005.

Director:	/s/ J. Celtyn Hughes	Director:	/s/ Joe E. Prusa
	J. Celtyn Hughes		Joe E. Prusa

Date: May 19, 2005		Date: May 21, 2005

Director:	/s/ M. Kevin Linch
M. Kevin Linch

Date: May 19, 2005